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                                                                  EXHIBIT 10.11


                           AMENDMENT 1 TO
         ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT
                              BETWEEN
                       ACME STEEL COMPANY
                                AND
              RAYTHEON ENGINEERS & CONSTRUCTORS, INC.
                    DATED AS OF JULY 28, 1994
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THIS AMENDMENT, made as of the 30th day of September, 1994, between ACME
STEEL COMPANY, a Delaware corporation (hereinafter called "Company"), and RAYTHEON ENGINEERS & CONSTRUCTORS, INC., a Delaware corporation
(hereinafter called "Contractor").

WHEREAS, Contractor and Company have identified certain terms of the Agreement which require modification; and

WHEREAS, Contractor and Company both desire to make the modifications to the Agreement through this Amendment 1 to the Agreement,

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1. Delete the first line of Article 7.1.1 and replace with: "Contractor hereby guarantees that on the Guaranteed Completion Date the Project, including ..."

2.   Change the balance of Article 9.1, a), I) starting on line seven, to:

     "Coil; provided, however, that in the event Contractor shall fail to successfully produce the First Hot Coil by the date which is seven (7) months after the initial guaranteed Preliminary Acceptance Date: then in such event, for each day after the date which is seven (7) months after the initial guaranteed Preliminary Acceptance Date, Contractor shall pay to Company the sum of Two Hundred Twenty Thousand Dollars ($220,000) per day until such time as the first to occur of: 1) Contractor shall successfully produce the First Hot Coil; 2) Contractor's total payments to Company under this Section 9.1 a)(1) shall equal twenty percent (20%) of the total Contract Price."

3.   In Exhibit A, Section 29(a), change line four:

     From: "(   ILCS           et seq.,..."
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     To:   "(65 ILCS 11/74.4-1 et seq.,..."

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4.   Change Section 34(c) of Exhibit A to read as follows:

     "      (c)   If the delay results from Force Majeure causes described in
     Section 35 hereof, which excuse Contractor from performance within the time specified, and if Contractor complies with the notice provisions of this paragraph, Contractor's time for completion shall be extended to the extent of such delay, as follows:

                 (i) If a delay resulting from Force Majeure is for a period of thirty (30) consecutive days or less for a single occurrence, Company may, at its option, elect to continue the Agreement in force with no liability for any costs incurred by Contractor which arise out of, or result from such period of delay, or to terminate the Agreement in accordance with Section 40(a)(ii) below.

                 (ii) Except as otherwise provided in subsection (iii) below, if a delay resulting from the effect of a single occurrence or series of occurrences of Force Majeure is greater than thirty (30) consecutive days, but not in excess of sixty (60) consecutive days, Contractor and Company shall share equally in any direct costs incurred by Contractor which arise out of, or result from, such period of time exceeding thirty (30) consecutive days, or Company may elect to terminate the Agreement in accordance with Section 40(a)(ii) below.

                  (iii) If a delay resulting from the effect of a single occurrence or series of occurrences of Force Majeure is greater than sixty (60) consecutive days, Company shall reimburse Contractor for its additional direct costs (all costs excluding profits) which arise out of, or result from, such period of time exceeding sixty (60) cumulative days, or Company may elect to terminate the agreement in accordance with Section 40(a)(ii) below.

                  (iv) If a delay resulting from the effect of a single occurrence or series of occurrences of Force Majeure is for a period in excess of (90) consecutive days, then Company and Contractor shall diligently seek a method of correcting the situation. The Company shall reimburse Contractor for its additional direct costs (all costs excluding profits) during such period. If no mutually satisfactory agreement can be reached, Company may elect to terminate the Agreement, in which case Contractor shall be entitled to compensation for its costs in accordance with Section 40(a)(ii) below. In the event the Agreement remains in force, the additional or increased costs or expense occasioned by Force Majeure shall be borne by the Company."

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5.   Change Item 8 of Exhibit J to read as follows:

     " 8.   In the event Contractor, its Equipment Vendors, Material
     Suppliers or Subcontractors, believe any part or portion of the Project Supplies acquired from Retail Subsidiary may be subject to the Illinois Sales Tax and/or Use Tax, Contractor, its Equipment Vendors, Material Suppliers or Subcontractors, shall cooperated with the Company to attempt to acquire such Project Supplies on an exempt basis from Illinois Sales Tax and Use Tax."

IN WITNESS WHEREOF, the parties have caused these presents to be signed by their duly authorized representatives as of the day and your first written above.


ACME STEEL COMPANY                             RAYTHEON ENGINEERS &
                                                 CONSTRUCTORS, INC.



By: /s/ S.D. Bennett                           By: L. Bhima Reddy
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Title: PRESIDENT                               Title: VICE PRESIDENT
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